INDEPENDENT AUDITORS' REPORT


To the Shareholders and Trustees of Sun Capital Advisers Trust:

We have audited the accompanying statements of assets and liabilities of Sun Capital Money Market Fund, Sun Capital Investment Grade Bond Fund, Sun Capital Real Estate Fund, Sun Capital Blue Chip Mid Cap Fund, Sun Capital Select Equity Fund and Sun Capital Investors Foundation Fund (each a portfolio of Sun Capital Advisers Trust) (the "Trust"), including the portfolios of investments, as of December 31, 1999, and the related statements of operations for the year then ended and the statements of changes in net assets and financial highlights for the year then ended and period from December 7, 1998 to December 31, 1998. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1999, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of Sun Capital Money Market Fund, Sun Capital Investment Grade Bond Fund, Sun Capital Real Estate Fund, Sun Capital Blue Chip Mid Cap Fund, Sun Capital Select Equity Fund and Sun Capital Investors Foundation Fund as of December 31, 1999, the results of their operations, the changes in their net assets and their financial highlights for each of the respective stated periods, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 3, 2000